CONSENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2011  relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Flamel Technologies 's Annual Report on Form 20-F for the year ended December 31, 2010.

October 25, 2011

PricewaterhouseCoopers Audit Lyon, France
Represented by

Bernard Rascle

PricewaterhouseCoopers Audit, SA, 20, rue Garibaldi, 69451 Lyon cedex 06
T: +33 (0) 4 78 17 81 78, F: +33 (0) 4 78 17 81 79, www.pwc.fr

Société d’expertise comptable inscrite au tableau de l’ordre de Paris - Ile de France. Société de commissariat aux comptes membre de la compagnie régionale de Versailles. Société Anonyme au capital de 2 510 460 €. Siège social : 63, rue de Villiers 92200 Neuilly-sur- Seine. RCS Nanterre 672 006 483. TVA n° FR 76 672 006 483. Siret 672 006 483 00362. Code APE 6920 Z. Bureaux : Bordeaux, Grenoble, Lille, Lyon, Marseille, Metz, Nantes, Nice, Paris, Poitiers, Rennes, Rouen,  Strasbourg, Toulouse.